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                                                           EXHIBIT 23.1(A)

                      INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and

Shareholders of Chartwell Leisure Inc.

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-3 of our report dated March 11, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Chartwell Leisure Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of this registration statement.

                                          Deloitte & Touche LLP

                                          Parsippany, New Jersey

February 5, 1997